EXHIBIT 10.11

EXECUTION COPY

2304101 ONTARIO INC. O/A BEHAVIOURAL NEUROLOGICAL APPLICATIONS AND SOLUTIONS

as Corporation

and

DR. RUSSELL SCHACHAR

as Consultant

CONSULTING AGREEMENT

Dated as of June 1st, 2012

1

EXECUTION COPY

CONSULTING AGREEMENT

This consulting agreement (the Agreement) is made as of the 1st day of June, 2012 by and between 2304101 ONTARIO INC. O/A BEHAVIOURAL NEUROLOGICAL APPLICATIONS AND SOLUTIONS,, an Ontario corporation (the Corporation) and DR. RUSSELL SCHACHAR, residing at Toronto, Ontario (Consultant).

WHEREAS, the Corporation wishes to retain Consultant upon the terms and conditions set forth below and Consultant is agreeable to being so retained.

NOW THEREFORE, for the reasons set forth above, and in consideration of the mutual promises and agreements hereinafter set forth and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Corporation and Consultant agree as follows:

1. SERVICES

1.1.	Performance of Services.

(a)	Consultant shall perform:

(i)	During the first two (2) years of the Term (as defined below), the services related to the Project (as defined below) as set forth in Schedule "A" to this Agreement; and

(ii)	During the third (3rd) and fourth (4th) years of the Term, the services related to the Corporation as set forth in clause (f) in Schedule "A" to this Agreement

(i) and (ii) collectively (the Services).

(b)

Consultant shall perform such Services in accordance with the prevalent standards of his profession. Consultant shall spend a significant amount of time and attention in performing the Services for Company.

(c)

The Consultant represents to the Company that to Consultant's knowledge, as of this date, the execution, delivery and performance by the Consultant of this Agreement do not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, to which the Consultant is a party. Notwithstanding the foregoing, in the event that Consultant's obligations under this Agreement conflict with any conditions of Consultant's employment with the Hospital for Sick Children, or Consultant's academic standing or responsibilities, as they now exist or may exist in the future, Consultant may terminate this Agreement without any further liability to Company.

1.2.	Project.

(a)

For the purposes of this Agreement, Project means the project partnered with The Hospital for Sick Children called the "Study and Development of a Software Based Treatment Platform for Attention Deficit and Attention Deficit and Hyperactivity Disorder in Children" as funded, in part, by a grant from the "Ontario Brain Institute – FedDev Technology Development Program for Southern Ontario" as set forth in Schedule "B" to this Agreement.

(b)	The Corporation acknowledges and agrees that it will use the efforts and provide the staffing to support the Project as specified in the [Project Agreement between the Corporation and SickKids].

2

EXECUTION COPY

1.3.	Term.

This Agreement will commence on the date hereof and remain in effect for four (4) years unless terminated in accordance with the terms of this Agreement (the Term).

1.4.	No Delegation.

Consultant agrees that he will not sub-contract or delegate the performance of any Service to anyone without the prior written consent of the Corporation.

1.5.	Equipment and Premises.

(a)

Consultant will possess or procure all equipment, software, human resources and materials necessary for it to provide the Services and shall be responsible for all costs related to the use of such equipment, software and materials.

(b)

During the Term, the Corporation shall provide Consultant, at no charge, with reasonable access to and use of a reasonable amount of office and laboratory space located at the office of the Corporation, to be used in connection with the performance of the Services hereunder and the Corporation shall provide Consultant reasonable access to the various premises of the Corporation as may be reasonably required by Consultant in the performance of the Services hereunder.

2. COMPENSATION

2.1.	Compensation.

(a)

As compensation for the Services, Consultant shall be entitled to receive CDN$60,000 per annum during the Term (the Fee), which shall be paid by the Corporation to the Consultant within thirty (30) days after receipt by the Corporation of each invoice sent by the Consultant.

(b)

The Corporation hereby grants to Consultant the options (each an Option) to acquirecommon shares in the capital of the Corporation (Common Shares) (the Option Shares), subject to Section 2.2 of this Agreement, vesting at the times and in the amounts set forth below:

(i)	up to six per cent (6%) of the of the Common Shares on a fully diluted basis as of the date hereof, on the date that is two (2) years after the date hereof;

(ii)	up to three per cent (3%) of the of the Common Shares on a fully diluted basis as of the date hereof on the date that is three (3) years after the date hereof; and

(iii)	up to three per cent (3%) of the Common Shares on a fully diluted basis as of the date hereof on the date that is four (4) years after the date hereof.

(c)	The current capitalization of the Corporation, including the Options and other current or reserved rights to acquire equity, is set out in Schedule "D" below.

3

EXECUTION COPY

2.2.	Share Option Terms.

(a)	Each Option is exercisable to purchase one Share.

(b)

For the purposes of this Agreement, Market Value means: (i) the value of the Common Shares as determined by the Corporation's board of directors acting in good faith; (ii) if there has been a material investment in the Corporation by a third party at arm's length to the Corporation (an Investor), the fair market value determined in connection with the next subsequent grant of options; or (iii) if the Common Shares are listed for trading on one or more nationally recognized stock exchanges or over-the-counter markets, the most recent closing price of the Common Shares on the last trading day prior to the relevant date on the stock exchange on which the majority of the volume of trading of the Shares has occurred on the last trading day prior to the relevant date.

(c)

The exercise price (the Exercise Price) of each Option, subject to the terms and conditions set forth in this Section 2.2, shall be calculated at an amount equal to fifty per cent (50%) of the Market Value of each Share on the date immediately preceding the date of exercise of an Option.

(d)

Consultant may elect to exercise an Option in whole or in part, and in lieu of paying the cash Exercise Price contemplated to be made to the Corporation, receive upon such exercise the Net Number of Common Shares determined according to the following formula (Cashless Exercise):

Net Number = [A x (B-C)] / B

Where:

A	equals the total number of Shares with respect to which the Option held by Consultant are then being exercised;

B	equals Market Value on the date immediately preceding the date of exercise of the Option; and,

C	equals the Exercise Price.

(e)

The election described in Section 2.2(b) may be made by Consultant by delivery to the Corporation of a written notice of cashless exercise in such form as the board of directors of the Corporation may from time to time approve, specifying the number of Shares subject to an Option with respect to which Consultant has elected a Cashless Exercise.

(f)

In connection with a Cashless Exercise, the number of Shares that would have been issuable pursuant to the Option in respect of which the election to Cashless Exercise was made shall be considered to have been issued for the purposes of the reduction in the number of Shares which may be issued hereunder.

(g)	The Options shall expire and all rights to purchase Shares thereunder shall cease at 5:00 p.m. (Toronto Time) on the date that is five (5) years and one day after the End Date (the Time of Expiry).

(h)	The Options and all rights related thereto are non-assignable and non-transferable by Consultant.

(i)	The Options may be exercised in part.

4

EXECUTION COPY

(j)

All certificates evidencing Shares issued upon the exercise of the Options (and any certificate(s) issued in exchange or in substitution thereof) shall bear the legend(s) required under applicable securities laws and the policies of the stock exchange(s) on which the common shares of the Corporation are then listed.

(k)

The Options shall be exercised by the delivery of a duly completed and executed "Exercise of Option Form" in a form and substance satisfactory to the Corporation acting reasonably together with the total aggregate purchase price of the Shares purchased pursuant to the exercise of the Options, to the corporate secretary of the Corporation at the registered address of the Corporation, provided, however, that the Options may not be exercised at any time when the Options or the granting or exercise thereof violates any law, government order or regulation applicable to the Corporation or the rules of any stock exchange(s) on which the common shares of the Corporation are then listed.

(l)

Within a reasonable time after the exercise of the Options and payment of the aggregate purchase price for the Shares in respect of which the Options are exercised, the Corporation shall cause to be delivered to Consultant a certificate evidencing the Shares purchased pursuant to the exercise of any Option.

(m)	The Corporation covenants with Consultant that so long as any Options remain outstanding, it will:

(i)

cause the Shares and the certificates representing the Shares from time to time acquired pursuant to the exercise of the Options to be duly issued and delivered in accordance with the terms hereof; and

(ii)

make all requisite filings under applicable Canadian securities legislation and applicable stock exchange rules, if any, to report the exercise of the right to acquire Shares pursuant to this Agreement.

(n)

Nothing contained in this Agreement shall be construed as conferring upon Consultant any right or interest whatsoever as a shareholder of the Corporation in respect of any Shares issuable upon exercise of such Options until such Shares have been paid for in full and issued to such person.

2.3.	Share Adjustments.

The rights of Consultant in relation to the number of Shares issuable upon the exercise of any Option will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, Schedule "C" to this Agreement.

2.4.	Expenses.

The Corporation shall reimburse Consultant for all reasonable pre-approved business, travel, and out-of-pocket expenses incurred by Consultant in connection with Consultant's performance of the Services during the Term. Upon Consultant's submission of documentation evidencing such expenses, the Corporation shall reimburse Consultant within 14 days of the date such documentation is received by the Corporation.

2.5.	Deductions.

The Corporation has no responsibility to make deductions for, or to pay, welfare and pension costs, withholdings for income taxes, employment insurance premiums, Workers' Compensation premiums, Canada Pension Plan premiums, payroll taxes, disability insurance premiums or any other similar charges with respect to Consultant and Consultant acknowledges and agrees that he is fully responsible for all such matters.

5

EXECUTION COPY

2.6.	Share Acceleration.

(a)

For the purposes of this Section 2.3, Change of Control means the acquisition by any person or by any person and a person acting jointly or in concert with such person, whether directly or indirectly, of voting securities of the Corporation which, when added to all other voting securities of the Corporation at the time held by such person(s), totals for the first time not less than 50% of the outstanding voting securitiesof the Corporation or the votes attached to those securities are sufficient, if exercised, to elect a majority of the board of Directors of the Corporation.

(b)	Notwithstanding Section 2.1 hereof, Consultant, or his successor, is entitled to subscribe for all of the Shares on the earlier of:

(i)	the date on which any Change of Control becomes effective; and

(ii)	the date on which the Corporation terminates this Agreement under Section 3.1(b) hereof.

3. TERMINATION

3.1.	Termination.

This Agreement may be terminated in the following circumstances:

(a)

by the Corporation: for theft, fraud, dishonesty, wilful misconduct or gross negligence by Consultant involving the property or affairs of the Corporation or the carrying out of the Services; or, a material breach or non-observance of the provisions of this Agreement;

(b)

by the Corporation in the event Consultant dies or suffers a disability which prevents Consultant from engaging in any substantial gainful activity by reason of any medically determinable mental or physical impairment;

(c)

by Consultant: for a material breach or non-observance of the provisions of this Agreement; for any failure by the Corporation to obtain the assumption of this Agreement by any successor or assign of the Corporation; or if the Corporation is adjudicated bankrupt, becomes insolvent, is the subject of appointment of a receiver or trustee by a creditor, or makes a general assignment for the benefit of its creditors; or

(d)	upon the issuance of any order of a court of competent jurisdiction terminating this Agreement.

3.2.	Termination by Mutual Consent.

Notwithstanding any provision to the contrary, the parties hereto may terminate this Agreement at any time by mutual consent.

3.3.	Early Termination.

In the event that the Corporation terminates this Agreement prior to its expiry for any reason or cause other than as set out in Section 3.1 and 3.2 hereof, the Corporation shall pay to Consultant a lump sum equal to the annual Fee, and an amount for reimbursement of unpaid expenses, required to be reimbursed under this Agreement, incurred up to the date of termination.

6

EXECUTION COPY

4. CONFIDENTIALITY AND NON-COMPETITION

4.1.	Confidentiality and non-competition.

(a)

Invention(s) means all ideas, inventions, discoveries, improvements, developments, technology, work of authorship, trade secrets, know-how, formulae, techniques, tool, process, data, data structures, software, firmware, code, programs, systems, plans, devices, apparatus, specifications, developments, system architectures, documentation, algorithms, flow charts, logic diagrams, source code, methods, processes, design, circuit, layout, description, concept, drawing, schematic, composition or any other material or information, tangible or intangible (including all versions, modifications, enhancements and derivative works thereof, including works-in-progress), whether or not patented, copyrighted or otherwise protected and/or subject to statutory protection, whether or not reduced to practice, which have been conceived, created, authored, developed, or reduced to practice by Consultant, either alone or jointly with others, whether on the premises of the Company; provided, however, that any of the foregoing occurring neither on the premises of nor through the use of the property of nor at the direction of Company which do not related to the actual or anticipated business, activities, research or investigations by the Company, shall not constitute Inventions for purposes of this Agreement.

(b)

The Consultant hereby irrevocably assigns and undertakes to assign in the future to the Company or to anyone the Company shall instruct, all and any rights, title and interest in and to all Inventions to the Company, without any additional consideration. Notwithstanding the foregoing, the Consultant and the Company acknowledge and agree that they do not expect any Inventions to be made pursuant to this Agreement and that all intellectual property developed for the Company by the Hospital for Sick Children, its employees, contractors, agents and students, including the Contractor, shall be transferred pursuant to the [Hospital IP Agreement] among the Company and SickKids (the Hospital IP Agreement) and that the compensation set out for such transfer under the Hospital IP Agreement constitutes all of the compensation to be received by the Consultant for such transfer.

(c)

The Consultant hereby expressly undertakes, in good faith and to the best of its knowledge and ability, to maintain any unique, non-public information of a confidential and/or proprietary nature, of any kind, whether written or otherwise, specifically and uniquely related to the Company and/or any of its products and/or services (or any part thereof) and/or to the Company's business (Confidential Information) which became, or will in the future become, known to him pursuant to this Agreement, in strict confidence at all times, and not to use it (or any part of it) in any manner, nor disclose, transmit, inform or make available to any entity, person or body, any of the Confidential Information except for the sole purposes of performing his obligations hereunder and as otherwise allowed herein.

(d)

The Confidential Information is and shall always remain the exclusive property of the Company, and the Consultant hereby acknowledges the right, title and interest of the Company in and to the Confidential Information. The Consultant will not, at any time, infringe, contest, dispute or question such right, title or interest or aid others in doing so, directly or indirectly. The disclosure to the Consultant of the Confidential Information or Consultant's use by it under this Agreement shall not be construed in any way as granting to the Consultant any right or license with respect to the Confidential Information other than the right to use the same strictly in accordance with the terms and conditions of this Agreement.

7

EXECUTION COPY

(e)

Consultant's services herein are for the internal use and benefit of the Company. The Company shall not be permitted to identify Consultant, or use or communicate the Consultant's name, likeness, affiliations, or the existence of this Agreement to any third party without the prior written consent of Consultant.

(f)	The provisions of this Section shall survive the termination of this Agreement or the relations between the parties for a period of one (1) year.

(g)

The Consultant acknowledges that the provisions of the undertakings under this Section are reasonable and necessary to legitimately protect the Company's proprietary information, its property (including intellectual property) and its goodwill (the Company's Major Assets). The Consultant further acknowledges that he has carefully reviewed the provisions of such undertakings, he fully understands the consequences thereof and he has assessed the respective advantages and disadvantages to him of entering into such undertakings.

(h)

Non-Compete: The Consultant shall not, either during Term of the Agreement or for a period of twelve (12) months following the termination of the Agreement for any reason including resignation, without the prior written consent of the Company, carry on, or be engaged in, or be concerned with, or interested in, or employed by, any person engaged in or concerned with or interested in a business which is the same as, or substantially similar to, or in competition with, the Company's business at the time of any such termination; provided, however, that ownership of less than 10% of the voting equity of a publicly-traded company shall not per se be a breach of this Section 4.1(h).

4.2.	Limitation of Work.

(a)

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed to restrict or limit the duties Consultant is performing or may perform in the course of, or incidental to, Consultant's appointment at The Hospital for Sick Children, including but not limited to research sponsored by a third party commercial entity, nor shall anything in this Agreement be construed to restrict or limit Consultant's right to serve as an advisor to any other entities including hospital, or to any governmental or not-for-profit organization

(b)

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed to restrict or limit the duties Consultant is performing for other entities lawfully contracted between the Consultant and those entities. In addition notwithstanding anything to the contrary in this Agreement, nothing in this agreement shall obligate the Consultant to perform any work which would be prohibited by other agreements in which the Consultant is currently engaged.

4.3.	Exceptions.

Section 4.1 hereof shall not apply to any proprietary, confidential or secret information that: (a) at the commencement of the Term or at some later date, is publicly known under circumstances involving no breach of this Agreement; (b) is or becomes part of the public domain by publication or otherwise without any breach of this Agreement; (c) is obtained on a non-confidential basis from another source acting in good faith without any breach of this Agreement; or (d) was not obtained from another source and that can be demonstrated by the recipient to have been known or independently developed by the recipient before disclosure to the recipient.

8

EXECUTION COPY

5. RELATIONSHIP AMONG PARTIES

5.1.	Consultant to be Independent Contractor.

The parties hereto agree that Consultant is an independent contractor and that he is not an employee or agent of the Corporation and this Agreement shall not create any partnership, joint venture, employer/ employee, principal/ agent, master/servant or any other relationship between the Corporation and Consultant except that of independent contractor.

5.2.	No Authority to Bind.

Consultant has no authority to bind the Corporation and Consultant agrees that he will not enter into, incur, make, change, enlarge or modify any contract, liability, agreement, obligation, representation, guarantee, warranty or commitment on behalf of the Corporation unless expressly requested to do so in writing by duly authorized representatives of the Corporation.

6. REPRESENTATIONS

6.1.	Representations of Consultant.

Consultant represents and warrants to the Corporation that:

(i)

his performance of the Services shall at all times be in compliance with all applicable laws, ordinances, codes and regulations of federal, provincial and local government and that he holds all permits and licenses as required by law or as necessary to perform the Services;

(ii)	his performance of the Services shall at all times be in compliance with all third party policies applicable to him, including the policies of The Hospital for Sick Children; and

(iii)	he is not under any existing contractual obligation that would inhibit or prevent him from performing the Services.

6.2.	Representations of the Corporation.

The Corporation represents and warrants that:

(i)	it has the corporate power and authority to enter into and perform its obligations under this Agreement;

(ii)	its execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Corporation; and

(iii)

its issuance of the Shares and the entering into and performance of this Agreement, will not violate, contravene, breach or offend against or result in any default under any security agreement, indenture, mortgage, lease, order, undertaking, licence, permit, agreement, instrument, constating documents, charter or by-law provision, resolution of shareholders or directors, statute, regulation, judgment, decree, or law, including any federal, provincial, territorial and local laws, rules, by-laws, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, to which the Corporation is party or by which the Corporation may be bound or affected.

9

EXECUTION COPY

7. LIABILITY

7.1.	Limitation of Liability.

Neither party hereto shall be liable for incidental, indirect, special, aggravated, punitive or consequential damages or losses of any kind as a result of a breach, or related to, this Agreement.

7.2.	Indemnity.

The Corporation will indemnify Consultant and save him harmless from and against any and all liability, damages, losses, and expenses, including reasonable legal fees and expenses and damages for, or by reason of, or in any way arising out of Consultant's performance of the Services.

8. MISCELLANEOUS

8.1.	Notices.

Any notice, direction or other communication given under this Agreement shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

(a)	in the case of the Corporation, to:
110 Eglinton Avenue West, Suite 401
Toronto, ON M4R 1A3

Attention: Mr. Scott Woodrow
Telephone:	(416) 435-9112
Facsimile:	(416) 955-0783
E-mail:	swoodrow@intelligymtherapeutics.com

(b)	in the case of Consultant, to:
57 Castlewood Road
Toronto, ON M5N 2L1

Telephone:	(416) 489-2862
E-mail:	russell.schachar@sickkids.ca

Any such communication shall be deemed to have been validly and effectively given and received: (i) if personally delivered, on the date of such delivery if such date is any day of the year, other than a Saturday, Sunday or any day on which banks are required or authorized to close in Toronto, Ontario (a Business Day) and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next Business Day; or, (ii) if transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any party hereto may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed address.

8.2.	Amendments.

This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by Consultant and the Corporation.

Notwithstanding any provision to the contrary, in the event that Consultant's obligations under this Agreement conflict with any conditions of Consultant's employment with the Hospital for Sick Children, as they now exist or may exist in the future, this Agreement may be modified by mutual agreement executed in writing by Consultant and the Corporation.

10

EXECUTION COPY

8.3.	Waivers.

No supplement, modification, amendment or waiver of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No failure on the part of the Corporation or Consultant to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right, nor shall any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right.

8.4.	Entire Agreement.

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contemplated herein and supersedes and replaces any provision of any other document or agreement heretofore entered into by the parties hereto with respect to the subject matter of this Agreement. This Agreement also supersedes any oral or written contract entered into by Consultant with the Corporation or with any other employer.

8.5.	Survival.

The provisions of Section 3.3, Article 4, Article 5, Article 7, and Article 8 hereof and shall survive termination of this Agreement.

8.6.	Further Assurances.

The Corporation and Consultant agree that they shall, from time to time and at all times, do all such further acts and execute and deliver all such further documents and assurances as shall be reasonably required in order to fully perform and carry out the terms of the Agreement.

8.7.	Legal Costs.

The Company will reimburse the Consultant for 50% of the costs and expenses (including the fees and disbursements of legal counsel,) in connection with the drafting and negotiation of this Agreement up to a maximum reimbursement of $2,500.

8.8.	Successors and Assigns.

This Agreement shall not be assignable by any party hereto unless the written consent of the other parties hereto has been obtained; provided, however, that the Corporation may assign this Agreement to any entity to which the Corporation transfers all or substantially all of its assets or to any affiliate of the Corporation. This Agreement shall enure to the benefit and be binding upon the parties hereto, their respective heirs, executors, personal legal representatives, administrators, successors and permitted assigns.

8.9.	Severability.

If any such covenants or any other provision of this Agreement is determined to be illegal, invalid or unenforceable, in whole or in part, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

11

EXECUTION COPY

8.10.	Headings.

The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

8.11.	Governing Law.

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and the parties attorn and submit to the exclusive jurisdiction of the court of Ontario.

8.12.	Counterparts.

This Agreement may be executed in counterparts, each of which taken together shall constitute one single agreement between the parties hereto. The parties hereto agree that this Agreement may be executed by facsimile transmission and that the reproduction of signatures by facsimile or similar device shall be treated as binding as if originals and each party hereto agrees and undertakes to provide the other parties with a copy of the Agreement bearing original signatures forthwith upon demand by the other parties.

8.13.	Independent Legal Advice.

Consultant acknowledges having fully read and understood this Agreement, and having been requested and advised to obtain fully independent professional legal and accounting advice concerning the substance and effect of all of the provisions of this Agreement (including the effect of this Section 8.13) before signing this Agreement.

[THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

12

EXECUTION COPY

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

BEHAVIOURAL NEUROLOGICAL APPLICATIONS AND SOLUTIONS INC.

Per:	/s/Scott Woodrow
Name:	Scott Woodrow
Title:	Director

Per:
Name:
Title:

/s/ Jennifer Crosbie	/s/ Russell Schachar
Witness	Dr. Russell Schachar

13

EXECUTION COPY

(Signature page to Consulting Agreement.)

14

EXECUTION COPY

SCHEDULE "A"

SERVICES

Consultant shall provide the following Service to the Corporation during the Term in accordance with the Agreement.

(a)

Providing general guidance to the Corporation, The Hospital for Sick Children and the Staff as to the design of clinical and user trials to be undertaken by the Corporation and The Hospital for Sick Children under the Project.

(b)	Overseeing and leading any necessary submissions to any research or ethics committees necessary to undertake the proposed clinical and user trials under the Project.

(c)	Advising on user experience and cognitive elements to be incorporated into the proposed software under the Project as they relate to the target population of the Project.

(d)	Liaising and interfacing with other persons, including advisors, and assisting in the making of recommendations to direct product development under the Project.

(e)	Advising on acceptable diagnostic forms and tools and feedback reports to be integrated by the Corporation and its affiliates into the proposed software under the Projects.

(f)	Supporting the Corporation and its affiliates in its media and publication strategy, and such other duties as may be jointly agreed by Consultant and the Company.

15

EXECUTION COPY

SCHEDULE "B"

PROJECT

(See following pages.)

16

EXECUTION COPY

SCHEDULE "C"

SHARE ADJUSTMENT

1.

For the purposes of this Schedule C, as used in this Schedule C: (i) Adjustment Period means the period commencing on the date hereof and ending at the Time of Expiry; and (ii) Share Rate means the number of Shares issuable upon the exercise of each Option, which numbers will be one Common Share for each Option.

2.	The Share Rate in effect at any date will be subject to adjustment from time to time if and whenever at any time during the Adjustment Period, the Corporation:

i.	subdivides or redivides the outstanding Common Shares into a greater number of Common Shares;

ii.	consolidates, combines or reduces the outstanding Common Shares into a lesser number of Common Shares; or

iii.	issues Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution,

then, in each such event, the Share Rate will, on the effective date of or the record date for such event, be adjusted by multiplying the Share Rate in effect immediately prior to such date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the numerator shall be the total number of Common Sharesoutstanding on such date after giving effect to such event. Such adjustment will be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such dividend for the purpose of calculating the number of outstanding Common Sharesunder paragraphs (ii) and (iii).

3.	If and whenever at any time during the Adjustment Period, there is:

a.	any reclassification of the Common Sharesat any time outstanding, any change of the Common Sharesinto other shares, securities or property or any other capital reorganization of the Corporation;

b.

any consolidation, amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change of the Common Shares into other common shares, securities or property or any other capital reorganization of the Corporation, or any sale, lease, exchange or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, Consultant will be entitled to receive, and shall accept, in lieu of the number of Shares to which he was theretofore entitled upon such exercise, the kind and number or amount of Common Sharesor other securities or property which Consultant would have been entitled to receive as a result of such event if, on the effective date thereof, Consultant had been the registered holder of the number of Common Sharesto which he was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this section with respect to the rights and interests thereafter of Consultant to the end that the provisions set forth in this Schedule C will thereafter correspondingly be made applicable as nearly as may reasonably be in the relation to any Common Sharesor other securities or property thereafter deliverable upon the exercise of an Option. Any such adjustments will be made by and set forth in a document supplemental hereto approved by the directors of the Corporation and shall for all purposes be conclusively deemed to be an appropriate adjustment.

17

EXECUTION COPY

4.

In any case in which this Schedule C shall require that an adjustment the Corporation shall deliver to Consultant an appropriate instrument evidencing Consultant's right to receive such additional Common Sharesor other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Sharesor other securities or property declared in favour of the holders of record of Common Sharesor of such other securities or property on or after the date on which Consultant exercises his right to acquire any of the Shares or such later date as Consultant would, but for the provisions of this subsection, have become the holder of record of such additional Common Sharesor of such other securities or property as a result of the exercise of the Options.

5.

The adjustments provided for in this Schedule C are cumulative, and shall, in the case of any adjustment to the Share Rate, be computed to the nearest one one-hundredth of a Common Shares and will apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions of this Schedule C, provided that, notwithstanding any other provisions of this Schedule C, no adjustment of the Share Rate will be required:

a.

unless such adjustment would require an increase or decrease of at least 1% in the Share Rate then in effect (provided, however, that any adjustment which by reason of this subsection is not required to be made will be carried forward and taken into account in any subsequent adjustment), or

b.

if, in respect of any event described in this Schedule C (other than the events referred to in clauses (i) and (ii) of sections 2 and 3 of this Schedule C), Consultant is entitled to participate in such event, or is entitled to participate within 45 days in a comparable event, on the same terms, mutatis mutandis, as if the Options had been exercised prior to or on the effective date of or record date for such event.

6.

In the event of any question arising with respect to the adjustments provided for in this Schedule C, such question shall be conclusively determined by the Corporation's auditors or, if they are unable or unwilling to act, by such firm of chartered accountants as is appointed by the Corporation. Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and Consultant.

7.

If and whenever at any time during the Adjustment Period, the Corporation shall take any action affecting or relating to the Common Shares, other than any action described in this Schedule C, which would materially affect the rights of Consultant, the Share Rate will be adjusted by the directors of the Corporation in such manner, if any, and at such time, as the directors may in their reasonable discretion determine to be equitable in the circumstances to Consultant. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Sharesshall be conclusive evidence that the directors of the Corporation have determined that it is equitable to make no adjustment in the circumstances.

8.

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Options, including the number of Shares which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Common Shareswhich Consultant is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

18

EXECUTION COPY

9.

At least 14 days before the earlier of the effective date of or record date for any event referred to in this Schedule C that requires or might require an adjustment in any of the rights under the Options, the Corporation will give notice to Consultant of the particulars of such event and, to the extent determinable, any adjustment required. Such notice need only set forth such particulars as have been determined at the date such notice is given. If any adjustment for which such notice is given is not then determinable, promptly after such adjustment is determinable the Corporation will give notice to Consultant of such adjustment.

10.

Notwithstanding anything in this Agreement, no adjustment shall be made in the acquisition rights attached to the Options if the issue of Common Sharesis being made pursuant to this Agreement or pursuant to any stock option or stock purchase plan in force from time to time for directors, officers or employees of the Corporation.

11.

The Corporation covenants with Consultant that it will not close its transfer books (during normal business hours) or take any other corporate action which might deprive Consultant the opportunity to exercise his right of acquisition pursuant thereto during the period of 14 days after the giving of the certificate or notices set forth in section 9 of this Schedule C.

12.

If a state of facts shall exist to which the provisions of this Schedule C are not strictly applicable, or if strictly applicable operate in an unclear manner or in a manner that would not fairly adjust the rights of Consultant against dilution in accordance with the intent and purposes hereof, the Corporation shall execute and deliver to Consultant an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights.

19

EXECUTION COPY

Schedule "D"

CAPITALIZATION TABLE

The following represents the capitalization table of the company on a fully diluted basis as of June 1, 2012:

		Common	Options	Share %	Fully Diluted %
Romema		50	-	37.04%	27.03%
2110345		50	-	37.04%	27.03%
Nview		35	-	25.93%	18.92%
Closner	1	-	27	0.00%	14.59%
Schachar	2	-	23	0.00%	12.43%
Totals		135	50	100.00%	100.00%

20